Exhibit 99.1

FINANCIAL INFORMATION WITH RESPECT TO

THE ACQUIRED BUSINESS AS OF AND FOR

THE QUARTER ENDED SEPTEMBER 30, 2007

B.J.K. INC. d/b/a CHEM RX AND SUBSIDIARIES AND AFFILIATE

CONDENSED COMBINED BALANCE SHEETS

	September 30, 2007	December 31, 2006
	(unaudited)	(audited)
ASSETS

CURRENT ASSETS
Cash	$737,090	$1,456,339
Accounts receivable, net of allowance for doubtful accounts of $5,090,898 and $5,024,898 in 2007 and 2006, respectively and discounts of $1,466,304 in 2007 and 2006	64,754,457	54,409,146
Inventory	18,756,759	20,521,009
Due from affiliate	256,656	397,656
Prepaid expenses and other current assets	2,469,852	834,374
Total Current Assets	86,974,814	77,618,524
PROPERTY AND EQUIPMENT, Net	10,620,373	7,580,969

OTHER ASSETS
Intangible assets, net	2,399,998	1,511,427
Goodwill	1,687,668	—
Deferred financing costs, net	185,569	271,697
Deposits	61,616	61,616
Total Other Assets	4,334,851	1,844,740
TOTAL ASSETS	$101,930,038	$87,044,233

LIABILITIES AND EQUITY

CURRENT LIABILITIES
Accounts payable	$22,646,441	$21,488,422
Accrued expenses and other current liabilities	2,254,152	2,175,697
Current portion of long-term debt	2,338,708	1,692,373
Total Current Liabilities	27,239,301	25,356,492

OTHER LIABILITIES
Loan payable–bank	28,154,073	17,500,000
Long-term debt, less current portion	5,200,000	6,400,000
Mortgage payable–long-term	2,768,100	2,843,936
Loan payable–member	4,740,770	4,900,000
Total Other Liabilities	40,862,943	31,643,936
TOTAL LIABILITIES	68,102,244	57,000,428
COMMITMENTS AND CONTINGENCIES

MINORITY INTEREST	1,115,151	852,823

EQUITY
Common stock, no par value–authorized 10,000 shares, 6,667 issued and 4,784 outstanding in 2007 and 2006, stated at	148,000	148,000
Treasury stock, 1,883 shares (at cost)	(18,000,000)	(18,000,000)
Members’ equity (deficiency)	806,147	(119,613)
Retained earnings	49,758,496	47,162,595
TOTAL EQUITY	32,712,643	29,190,982
TOTAL LIABILITIES AND EQUITY	$101,930,038	$87,044,233

See accompanying notes, which are integral part of these condensed combined financial statements

B.J.K. INC. d/b/a CHEM RX AND SUBSIDIARIES AND AFFILIATE

CONDENSED COMBINED STATEMENTS OF INCOME

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2007	2006	2007	2006

NET SALES	$80,689,789	$66,159,124	$232,738,108	$193,837,145

COST OF SALES	59,488,701	49,284,510	171,460,797	143,554,497

GROSS PROFIT	21,201,088	16,874,614	61,277,311	50,282,648

OPERATING EXPENSES

Selling, general and administrative expenses	15,409,263	11,025,979	44,086,996	34,754,066
INCOME FROM OPERATIONS	5,791,825	5,848,635	17,190,315	15,528,582

OTHER (EXPENSES) INCOME
Interest income	7,681	9,926	17,937	31,551
Interest expense	(834,401)	(324,814)	(2,121,098)	(876,588)
Key man life insurance	—	—	—	10,000,000
Other income, net	163,865	158,405	538,059	470,490
TOTAL OTHER (EXPENSES) INCOME	(662,855)	(156,483)	(1,565,101)	9,625,453

INCOME BEFORE MINORITY INTEREST AND PROVISION FOR INCOME TAXES	5,128,970	5,692,152	15,625,214	25,154,035
MINORITY INTEREST	(266,166)	(289,411)	(807,553)	(869,434)

INCOME BEFORE PROVISION FOR INCOME TAXES	4,862,804	5,402,741	14,817,661	24,284,601
PROVISION FOR INCOME TAXES	94,000	96,000	271,000	287,000

NET INCOME	$4,768,804	$5,306,741	$14,546,661	$23,997,601

See accompanying notes, which are integral part of these unaudited condensed combined financial statements

B.J.K. INC. d/b/a CHEM RX AND SUBSIDIARIES AND AFFILIATE

CONDENSED COMBINED STATEMENTS OF EQUITY

For the Nine Months Ended September 30, 2007 and 2006

(Unaudited)

	Common Stock	Treasury Stock	Members’ Equity (Deficiency)	Retained Earnings	Total
BALANCE–January 1, 2006	$148,000	$—	$—	$28,911,531	$29,059,531
Net income (loss)	—	—	(276,340)	24,273,941	23,997,601
Treasury stock	—	(18,000,000)	—	—	(18,000,000)
Members Contributions			600,010		600,010
Distributions	—	—	—	(5,500,000)	(5,500,000)

BALANCE–September 30, 2006	$148,000	$(18,000,000)	$323,670	$47,685,472	$30,157,142

BALANCE–January 1, 2007	$148,000	$(18,000,000)	$(119,613)	$47,162,595	$29,190,982
Net income	—	—	925,760	13,620,901	14,546,661
Distributions	—	—	—	(11,025,000)	(11,025,000)

BALANCE–September 30, 2007	$148,000	$(18,000,000)	$806,147	$49,758,496	$32,712,643

See accompanying notes, which are integral part of these unaudited condensed combined financial statements

B.J.K. INC. d/b/a CHEM RX AND SUBSIDIARIES AND AFFILIATE

CONDENSED COMBINED STATEMENTS OF CASH FLOW

For the Nine Months Ended September 30,

(Unaudited)

	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$14,546,661	$23,997,601
Adjustments to reconcile net income to net cash provided by operating activities:
Bad debt expense	667,000	2,173,238
Depreciation and amortization	1,471,190	836,785
Amortization of debt financing costs	86,128	30,659
Keyman life insurance	—	(10,000,000)
Minority interest	807,240	869,434
Changes in operating assets and liabilities:
Accounts receivable	(10,135,506)	(12,411,184)
Inventory	2,239,523	(1,231,228)
Prepaid expenses and other current assets	(1,631,478)	189,909
Deposits	—	(61,616)
Accounts payable	(339,417)	4,612,851
Accrued expenses and other current liabilities	88,536	(1,230,462)
TOTAL ADJUSTMENTS	(6,746,784)	(16,221,614)
NET CASH PROVIDED BY OPERATING ACTIVITIES	7,799,877	7,775,987

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of business	(1,746,310)	—
Advances to affiliates	—	221,950
Repayment of advances to affiliates	141,000	—
Purchases of property and equipment	(3,810,378)	(1,363,610)
Purchases of customer lists	(1,088,780)	(1,298,990)
NET CASH USED IN INVESTING ACTIVITIES	(6,504,468)	(2,440,650)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from loan payable–bank	11,382,563	—
Repayments of loan payable–bank	—	(1,500,000)
Proceeds of long-term debt	—	8,000,000
Repayments of long-term debt	(1,287,920)	—
Repayments of mortgage payable	(70,071)	(64,164)
Reduction of loan payable–member	(159,230)	1,500,000
Proceeds from member’s contribution		600,010
Purchase of treasury stock		(8,000,000)
Distributions to stockholders	(11,025,000)	(5,500,000)
Distributions to minority interests	(855,000)	(630,000)
NET CASH (USED) IN FINANCING ACTIVITIES	(2,014,658)	(5,594,154)
NET DECREASE IN CASH	(719,249)	(258,817)

CASH – Beginning	1,456,339	888,955

CASH – Ending	$737,090	$630,138

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the year for:
Interest	$1,853,173	$780,898
Taxes	$412,800	$227,900

SUPPLEMENTAL DISCLOSURES OF NON-CASH INVESTING AND FINANCING ACTIVITIES
Acquisition of Salerno’s
Accounts receivable	$880,805
Inventory	475,273
Property and equipment	500,000
Goodwill recognized in business acquisition	1,543,922
Accounts payable	(1,497,436)
Minority Interest	(300,000)
Cash paid for acquisition	$1,602,564
Treasury stock
Purchase of treasury stock		$18,000,000
Key man life insurance paid directly to the estate of an officer and stockholder of the Company to purchase treasury stock		10,000,000
Amount payable to estate of stockholder		$8,000,000

See accompanying notes, which are integral part of these unaudited condensed combined financial statements

B.J.K. INC. d/b/a CHEM RX AND SUBSIDIARIES AND AFFILIATE

NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS–UNAUDITED

NOTE 1–Basis of Prescription and Description of Business

The accompanying condensed combined financial statements are unaudited and have been prepared in accordance with generally accepted accounting principles for interim financial information. They should be read in conjunction with the combined financial statements and related notes to the combined financial statements of B.J.K. Inc. and Subsidiaries and Affiliate (the “Company”) for the years ended December 31, 2006, 2005 and 2004. The September 30, 2007 and 2006 unaudited interim condensed combined financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). Certain information and note disclosures normally included in the annual combined financial statements have been condensed or omitted pursuant to those rules and regulations, although the Company’s management believes the disclosures made are adequate to make the information presented not misleading. In the opinion of management, all adjustments, consisting of normal recurring accruals, necessary for a fair statement of the combined results of operations, financial position and cash flows for the interim period presented have been reflected herein. The combined results of operations for interim periods are not necessarily indicative of the results to be expected for the entire year.

B.J.K. Inc. (“BJK”) d/b/a Chem Rx, its subsidiary, Chem Rx/Salerno’s LLC (“ChemRx PA”) and its affiliate, Chem Rx New Jersey, LLC (“Chem Rx NJ”) operate institutional pharmacies, principally providing pharmaceutical dispensing services as well as surgical supplies, durable medical equipment, over the counter drugs and infusion therapy services. The principal markets for their products are long-term care organizations within New York State, Pennsylvania, and New Jersey. ChemRx PA which is owned 90% by BJK, was organized in November 2006 and commenced operations on January 12, 2007. ChemRx NJ, which is owned 90% by a stockholder of BJK, was organized on February 23, 2006 and commenced operations during August 2006. 750 Park Place Realty Co., LLC (“750 Park Place”) is a real estate limited liability company which owns the property leased by BJK for its headquarters and most of its New York State operations.

Sale of Business

During June 2007, BJK entered into stock purchase agreement (the “Agreement”), whereby all of the issued and outstanding shares of BJK and the membership interests in Chem Rx NJ would be acquired by Paramount Acquisition Corp., a non-related third party, for cash and common stock in the acquiring company. The stockholders of BJK will receive additional earn outs and contingent shares based upon certain milestones, as defined in the Agreement. In addition, under the terms of the Agreement, certain key employees of the Company will enter into employment arrangements with the acquiring company.

On October 22, 2007, the shareholders of Paramount Acquisition Corp. (“Paramount”) approved the transaction between Paramount and the shareholders of BJK and members of Chem Rx NJ, and the transaction was consummated on October 26, 2007.

NOTE 2–Summary of Significant Accounting Policies

Principles of Consolidation and Combination

The accompanying condensed combined financial statements include the accounts of BJK, ChemRx PA, ChemRx NJ and 750 Park Place, a variable interest entity under common ownership. As a result of the adoption of the provisions of the Financial Accounting Standards Board (“FASB”) Interpretation No. 46 (“FIN 46 (R)”), “Consolidation of Variable Interests Entities, an interpretation of the provisions of ARB No. 51”, 750 Park Place has been consolidated with BJK and Salerno’s and has been combined with ChemRx NJ and together are collectively referred to hereinafter as the “Company.” All material intercompany accounts and transactions have been eliminated in combination.

Revenue Recognition

The Company recognizes revenues at the time products are delivered or services are provided. A significant portion of these revenues are billed under the federal Medicare Part D plan, state Medicaid programs and to a lesser extent long-term care facilities and third party insurance plans. A substantial majority of revenues billed to Medicare Part D plans, Medicaid programs and third party insurance plans are electronically settled at the time the prescription is dispensed and the amounts that will be reimbursed are known and reflected in the Company’s database, subject to certain post-settlement adjustments which generally are immaterial. Net sales are reported at the estimated net realizable amounts from long-term care organizations, third party insurance companies and residents. The Company has agreements with third party payors that provide for payments to the Company at amounts different from its established rates. The Company establishes an allowance for billing adjustments based on historical experience for claims rejected upon submission for electronic settlement otherwise.

Minority Interest

Minority interest represents one hundred percent (100%) of the members’ equity of 750 Park Place since this is substantially owned by BJK’s stockholders and not by BJK. In addition, minority interest includes approximately ten percent (10%) of the members’ equity of ChemRx PA.

The minority interest in the net assets of ChemRx NJ is $22,904 which represents the minority’s interest in the net income of ChemRx NJ from its inception which is approximately $229,040. The minority interest in prior losses has not been recorded since there is no commitment to fund such losses.

Consolidation of Variable Interest Entities

In January 2003, and revised in December 2003, the FASB issued FIN 46 (R). Prior to the issuance of this interpretation, a company generally included another entity in its consolidated financial statements only if it controlled the entity through voting interests. FIN 46 (R) requires a variable interest entity, as defined, to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity’s activities or entitled to receive a majority of the entity’s residual returns. For these purposes, variable interests held by related parties should be combined with the reporting entity.

BJK is the secondary guarantor of a mortgage payable for the facility owned by 750 Park Place aggregating $2,866,237 at September 30, 2007. The assets, liabilities and net income of 750 Park Place as of and for the nine months ended September 30, 2007 amounted to $3,766,878, $2,886,215 and $875,867, respectively. The assets, liabilities and net income of 750 Park Place as of September 30, 2006 and for the nine months ended September 30, 2006 amounted to $3,757,574, $2,985,617 and $869,434, respectively. Since BJK and 750 Park Place are entities under common control, the assets and liabilities of 750 Park Place were recorded in consolidation at predecessor cost basis.

Accounts Receivable

The concentration of credit risk in the Company’s accounts receivable with respect to the long-term care industry is mitigated by the Company’s credit evaluation process, credit limits and monitoring procedures. The Company does not require collateral to support accounts receivable. At September 30, 2007 and 2006, approximately 52% and 48% of the Company’s sales were received from Medicare Part D plans, respectively, and approximately 19% and 21% of the Company’s sales were received from New York State Medicaid, respectively.

Vendor Rebates

Emerging Issues Task Force No. 02-16 “Accounting by a Customer (including a Reseller) for Certain Consideration Received from a Vendor,” requires that if a vendor offers a customer a rebate or refund of a specified amount and the time period and the time period and the amounts are not probable and reasonably estimable, it should be recognized as the milestones are achieved. Since vendor rebate amounts are not probable and reasonably estimable, they are recognized when received. The Company received rebates from vendors of approximately $3,429,000 and $2,144,000 for the nine months ended September 30, 2007 and 2006, respectively. The Company received rebates from vendors of approximately $1,514,000 and $601,000 for the three months ended September 30, 2007 and 2006, respectively. These amounts were recorded as a reduction to cost of sales in the combined statements of income.

Inventory

For interim financial reporting, the Company valued its inventory by the gross profit method.

Advertising and Promotion

Advertising and promotion costs are expensed as incurred. Advertising and promotion expense for the nine months ended September 30, 2007 and 2006 amounted to approximately $655,000 and $539,000, respectively. Advertising and promotion expense for the three months ended September 30, 2007 and 2006 amounted to approximately $156,000 and $184,000, respectively.

Income Taxes

BJK, with consent from its stockholders, has elected to be taxed under the provisions of Subchapter “S” of the Internal Revenue Code and corresponding provisions of the New York State Franchise Tax Law. Under the aforementioned provisions, corporate income or loss or any tax credits earned are included in the stockholders’ individual federal and state tax returns. BJK is subject to applicable New York State Subchapter “S” corporation and New York City corporate income taxes. Salerno’s, Chem Rx NJ and 750 Park Place are limited liability companies under the provisions of the Internal Revenue Code and applicable state statutes and, accordingly, are not subject to federal or state income taxes. The members are taxed on their proportionate share of the partnership’s taxable income.

Use of Estimates

The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Significant estimates include the allowance for doubtful accounts and sales discounts. Actual results could differ from those estimates.

Goodwill

Cost of investments in purchased companies in excess of the underlying fair value of net assets at dates of acquisition is recorded as goodwill and assessed annually for impairment. If considered impaired, goodwill will be written down to fair value and a corresponding impairment loss will be recognized.

Recent Accounting Pronouncements

The Company adopted Financial Accounting Standards Board issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes–an Interpretation of FASB Statement No. 109” (“FIN 48”) effective January 31, 2007. FIN 48 clarifies the accounting for uncertainty in income taxes recognized in financial statements and requires the impact of a tax position to be recognized in the financial statements if the position is more likely than not of being sustained by the taxing authority. FIN 48 is effective for fiscal years beginning after December 31, 2006, and is to be applied to all open tax years as of the date of effectiveness. FIN 48 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. There were no unrecognized tax benefits as of January 1, 2007.

The Company has identified its federal tax return and its New York State and New York City tax returns as “major” tax jurisdictions, as defined in FIN 48. Based upon the Company’s evaluation, it has been concluded that there are no uncertain tax positions requiring recognition in the Company’s combined financial statements. The Company’s evaluation was performed for tax years ended 2003 through 2006, the only periods subject to examination. The Company believes that it is more likely than not that its income tax positions and deductions will be sustained upon audit and does not anticipate any adjustments that will result in a material change to its financial position. In addition, the Company did not record a cumulative effect adjustment related to the adoption of FIN 48. The Company has elected to classify interest and penalties incurred on income taxes, if any, as income tax expense. No interest or penalties on income taxes have been recorded during the nine months ended September 30, 2007. The Company does not expect its unrecognized tax benefit position to change during the next twelve months. Management is currently unaware of any issues under review that could result in significant payments, accruals or material deviations from its position. The adoption of FIN 48 did not have a material effect on the Company’s combined financial position, results of operations or cash flows.

In June 2006, the EITF reached a consensus on Issue No. 06-3 (“EITF 06-3”), “Disclosure Requirements for Taxes Assessed by a Governmental Authority on Revenue-Producing Transactions.” The consensus allows companies to choose between two acceptable alternatives based on their accounting policies for transactions in which the Company collects taxes on behalf of a governmental authority, such as sales taxes. Under the gross method, taxes collected are accounted for as a component of sales revenue with an offsetting expense. Conversely, the net method allows reduction to sales revenue. If such taxes are reported as gross and are significant, companies should disclose the amount of those taxes. The guidance should be applied to financial reports through retrospective application for all periods presented, if amounts are significant, for interim and annual reporting beginning after December 15, 2006 with early adoption permitted. The adoption of EITF 06-3 did not have a material effect on the Company’s combined financial statements.

Segment Information

The Company has determined that its operations are conducted in only one business segment. Reportable segments are defined by product and type of customer. Substantially all of the Company’s sales are through prescriptions placed by long-term care institutions (long-term care facilities, nursing homes, group homes). All sales are reviewed in total to assess performance. There is no meaningful resource allocation among products and type of customer. Substantially all Company personnel work on all products. Accordingly it has been determined that the Company sells to one type of customer.

NOTE 3–Concentration of Risk and Major Suppliers

Major Suppliers

Purchases from three suppliers represented approximately 81% and 75% of purchases, for the nine months ended September 30, 2007 and 2006, respectively. At September 30, 2007 the aggregate amount due these suppliers was approximately $17,684,000, which was included in accounts payable. Management believes that other suppliers could provide these products on comparable terms. In addition, the accounts payable balance for four suppliers, three of which are the major suppliers, are secured by liens on substantially all the assets of BJK.

NOTE 4–Acquisition

On January 12, 2007, pursuant to an Asset Purchase Agreement (the “Agreement”) BJK (through its subsidiary, ChemRx PA) acquired substantially all of the assets and assumed certain liabilities of Salerno’s Pharmacy, LLC (Salerno’s LLC). Under the Agreement, the former member of Salerno’s LLC retained a 10% interest in ChemRx PA. Salerno’s LLC is an institutional pharmacy, which principally provides pharmaceutical dispensing services as well as surgical supplies, durable medical equipment and over the counter drugs throughout the northeastern region of the Commonwealth of Pennsylvania.

The acquisition was accounted for using the purchase method of accounting. Accordingly, the combined financial statements include the operations of Salerno’s from January 12, 2007, the effective date of the acquisition through September 30, 2007. The allocation of the purchase price amounting to $1,602,564 is summarized as follows:

Accounts receivable	$880,805
Inventory	475,273
Property and equipment	500,000
Goodwill	1,543,922
Accounts Payable	(1,497,436)
Minority Interest	(300,000)
Total	$1,602,564

On August 27, 2007, BJK acquired certain assets and assumed certain liabilities of an Albany, New York based affiliate of Eden Park Health Services, Inc. for $331,000 in cash plus $200,000 in deferred payments, based on the achievement of certain bed count milestones.

NOTE 5–Related Party Transactions

During the nine months ended September 30, 2007 the Company received approximately $141,000 from another entity substantially owned by the stockholders of BJK. These funds are a partial repayment of funds previously advanced to the entity. During the nine months ended September 30, 2006, BJK advanced funds amounting to approximately $222,000 on a non-interest bearing basis, to the entity. At September 2007 and December 31, 2006, the outstanding advances due from this entity amounted to approximately $257,000 and $398,000, respectively. Management believes that these amounts will be repaid within twelve months of the balance sheet date.

NOTE 6–Property and Equipment

Property and equipment at September 30, 2007 and December 31, 2006 and 2004 consists of the following:

	September 2007	December 2006	Estimated Useful Lives
Land	$945,206	$945,206
Building and building improvements	4,578,292	4,349,698	10-40 years
Furniture and fixtures	7,875,202	6,313,758	7 years
Computers and internal use software	4,078,688	1,937,761	5 years
Automobiles	435,476	256,929	5 years
	17,912,864	13,803,352
Less: accumulated depreciation and Amortization	7,293,941	6,222,383
Property and Equipment, net	$10,620,373	$7,580,969

Depreciation and amortization expense for the three months ended September 30, 2007 and 2006 was approximately $512,000 and $281,000, respectively.  Depreciation and amortization expense for the nine months ended September 30, 2007 and 2006 was approximately $1,471,000 and $837,000, respectively.

NOTE 7–Intangible Assets

At September 30, 2007, the Company’s intangible assets consisted of customer lists of $2,400,000, which is net of accumulated amortization of $704,000. During the nine months and three months ended September 30, 2007, ChemRx NJ acquired customer lists in the amount of $1,089,000 and $177,000, respectively, to increase its services and customer base. During the nine months and three months ended September 30, 2006, ChemRx NJ acquired customer lists in the amount of $1,299,000. The customer lists are being amortized on a straight-line basis over its estimated useful life of ten years. Amortization expense for the nine months ended September 30, 2007 and 2006 amounted to $204,000 and $100,000, respectively. Amortization expense for the three months ended September 30, 2007 and 2006 amounted to $59,000 and $50,000, respectively. Amortization expense for the next five years will be $175,560 per year.

NOTE 8–Loan Payable

Loan Payable, Bank

                On November 15, 2006, BJK entered into a $50,000,000 Credit Facility, inclusive of a $25,000,000 revolving credit facility, a $17,000,000 acquisition credit facility and an $8,000,000 term loan facility (collectively the "Credit Facility"). The Credit Facility replaced a $25,000,000 revolving credit facility.

                The revolving credit facility component of the Credit Facility expires on November 15, 2009 and bears interest at the bank's prime rate or LIBOR plus one hundred basis points, at the option of BJK (at rates of 6.80% LIBOR and 8.25% for prime at September 30, 2007). As of September 30, 2007 $26,000,000 was outstanding under the revolving credit facility. The term loan facility matures on November 15, 2011 and bears interest at the bank's prime rate or LIBOR plus one hundred and twenty five basis points, at the option of BJK (at a rate of 6.61% LIBOR at September 30, 2007).  As of September 30, 2007, $6,800,000 was outstanding under the term note facilities.  The acquisition credit facility commitment termination date is November 15, 2008; the facility bears interest at the bank's prime rate or LIBOR plus one hundred and twenty five basis points, at the option of BJK (at a rates of 6.61% LIBOR at September 30, 2007).  As of September 30, 2007 $6,800,000 was outstanding under the term note facility.  The acquisition credit facility commitment termination date is November 15, 2008; the facility bears interest at the bank's prime rate or LIBOR plus one hundred and twenty five basis points, at the option of BJK (at the rate of 6.61% LIBOR at September 30, 2007).  As of September 30, 2007 $2,794,644 was outstanding under the acquisition credit facility.  The bank charges a fee equal to 12 1/2 and 25 basis points per annum on the unused balance under the revolving credit facility and the acquisition credit facility, respectively. At the termination of the acquisition line, any unused amounts will increase the revolving credit facility.

                Principal payments related to the term loan are as follows:

For the 12 months ending September 30,	Amount

2008	$1,600,000
2009	1,600,000
2010	1,600,000
2011	1,600,000
2012	400,000

Total	$6,800,000

                The Credit Facility is collateralized by substantially all the assets of BJK, guaranteed by 750 Park Place and personally guaranteed by two of the Company's stockholders/ members up to a limit of $15,000,000. BJK is also required to comply with certain restrictive and financial covenants. BJK was in violation of one of its covenants as of December 31, 2006. In May 2007, BJK received a waiver from the bank related to its covenant violation and the revolving credit facility was increased by $5,000,000 to $30,000,000 and the acquisition credit facility was reduced by $5,000,000 to $12,000,000.

Mortgage Payable

                750 Park Place is obligated under a mortgage note with the aforementioned bank for the facility utilized by BJK. The note bears interest at 8.83% and is payable in monthly installments of $29,410, through May 31, 2011 at which time a final payment of $2,462,555 is due. B.J.K. is a secondary guarantor of the mortgage payable (Note 2).

                Principal payments related to the mortgage payable are as follows:

For the 12 months ending September 30,	Amount

2008	$98,137
2009	109,599
2010	119,823
2011	2,538,678

Total	$2,866,237

Loans Payable, Member

At September 30, 2007, loan payable, member consists of an unsecured loan from one of the members of ChemRx NJ that is due on demand, but will not be repaid until after September 2008. The loan bears interest at 7.5% per annum. At September 30, 2007, loan payable, member amounted to $5,375,000. Interest expense amounted to approximately $167,000 and $57, 000 for the nine months and three months ended September 30, 2007.

BJK has paid certain expenses in the amount of $634,000 on behalf of its Chief Executive Officer. The advances are non-interest bearing and are due on demand at September 30, 2007. For presentation purposes, such advances have been netted against loans payable–member in combination.

                Deferred financing costs relating to the aforementioned loan and mortgage payables at September 30, 2007 consist of the following:

Company	Deferred Financing Costs	Less Accumulated Amortization	Deferred Financing Costs, net	Estimated Useful Lives
Loan payable, bank	$241,935	$92,230	$149,705	3 years
Mortgage payable	104,935	69,071	35,864	10 years
Total	$346,870	161,301	$185,569

                Deferred financing costs relating to the aforementioned loan and mortgage payables at December 31, 2006 consist of the following:

Company	Deferred Financing Costs	Less Accumulated Amortization	Deferred Financing Costs, net	Estimated Useful Lives
Loan payable, bank	$241,935	$13,440	$228,495	3 years
Mortgage payable	104,935	61,733	43,202	10 years
Total	$346,870	$75,173	$271,697

                Amortization expense for the nine months and three months ended September 30, 2007 amounted to approximately $86,000 and $29,000 respectively, and for the nine months and three months ended September 30, 2006 amounted to approximately $31,000 and $15,000 respectively.

                Combined amortization expense will be approximately $116,000 for the twelve months ended September 30, 2008, $55,000 for the twelve months ended September 30, 2009, $10,000 for the twelve months ending 2010, and $5,000 for the twelve months ending September 30, 2011.

NOTE 9–Treasury Stock

Deferred Financing Costs

In February 2006, an officer and stockholder of BJK passed away. The stockholder owned 27.5% of the outstanding shares of BJK. Upon death, BJK became obligated to purchase the shares from the decedent’s estate and the estate became obligated to sell the shares to BJK. BJK and the decedent’s estate agreed the shares would be purchased at a price of $18,000,000. The shares were purchased during November 2006 and were funded through the proceeds of a life insurance policy on the decedent paid directly by the insurance company to the decedent’s estate ($10,000,000) and a term loan from the Company’s bank ($8,000,000).

NOTE 10–Subsequent Event

During October 2007, the shareholders of Paramount voted to approve the Stock Purchase Agreement. On October 26, 2007, the transaction between Paramount and the shareholders of BJK and members of ChemRx NJ was completed. At closing consideration of approximately $133,000,000 in cash and 2,500,000 shares of Paramount paid the sellers. The sellers will also be entitled to additional consideration of up to $12,500,000 in cash and 9,000,000 shares of Paramount common stock upon the achievement of certain financial and share price milestones between 2007 and 2011.

Below are proforma financial statement of B.J.K. as of September 30, 2007 assuming that the acquisition took place on January 1, 2007 for proforma income statement presentation and September 30, 2007 for proforma balance sheet presentation

Proforma Condensed Combined Statement of Income for the Nine
months Ended September 30, 2007

Assets
Current Assets
Cash and cash equivalents	$1,165
Cash held in Trust Fund	0
Accounts receivable	64,754
Prepaid expenses and other current assets	1,755
Inventories, net	18,757
Due from affiliate	257
Total current assets	86,688
Deferred Acquisition Costs, Net	0
Property and equipment, net	7,805
Intangible assets, net	103,500
Goodwill	16,965
Deferred financing costs, net	5,203
Deposits	62
Total assets	$220,223

Liabilities and stockholders’ equity
Current liabilities

Accounts payable	$22,646
Accrued expenses	3,152
Current portion of long-term debt	2,000

Total current liabilities	27,798
Common stock, subject to possible conversion	0
Long-term debt, net of current portion	0
Loan payable - bank	119,000
Mortgage payable - long-term	0
Loan payable - Related Party	8,259
Total liabilities	155,057
Minority interest	0
Stockholders’ equity
Common stock, no par value,
Common stock	1
Treasury Stock	0
Additional paid-in capital	64,051
Members equity	0
Retained earnings	1,114
Total stockholders’ equity	65,166
Total liabilities and stockholders’ equity	$220,223

Proforma Condensed Combined Balance Sheet
as of September 30, 2007

Net sales	$232,738
Cost of goods sold	171,432
Gross profit	61,306
Selling, general and administrative	53,462
Income (loss) from operations	7,844
Interest and other (income) expense
Interest expense	9,784
Key man life insurance	0
Other (income) expense	(538)
Interest income	(68)
9,178
Income (loss) before minority interest and income taxes	(1,334)
Minority interest	0
Income (loss) before income taxes	(1,334)
Income tax provision (benefit)	(534)
Net income (loss)	(800)
Accretion of trust fund, relating to Common Stock subject to possible conversion	0
Net income (loss) available to common stockholders	(800)
0
Weighted average number of shares	13,762,915
Basic and diluted net income (loss) per share	$(0.06)